C3 AI Announces Fiscal Fourth Quarter and Full Year Fiscal 2023 Financial Results
Generative AI Changes Everything

REDWOOD CITY, Calif. - May 31, 2023 - C3.ai, Inc. (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal fourth quarter and full fiscal year ended April 30, 2023.

Fiscal Fourth Quarter 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $72.4 million.
•Subscription Revenue: Subscription revenue for the quarter was $56.9 million, constituting 79% of revenue.
•Gross Profit: GAAP gross profit for the quarter was $47.5 million, representing a 66% gross margin. Non-GAAP gross profit for the quarter was $53.9 million, representing a 74% non-GAAP gross margin.
•Remaining Performance Obligations (“RPO”): GAAP RPO was $381.4 million.
•Current RPO: Current RPO of $186.3 million.
•Net Loss per Share: GAAP net loss per share was $(0.58). Non-GAAP net loss per share was $(0.13).
•Cash Balance: $812.4 million in cash, cash equivalents, and investments.
•Free Cash Flow: Positive free cash flow $16.3 million.

Full Year Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the fiscal year was $266.8 million, an increase of 5.6% compared to FY 22.
•Subscription Revenue: Subscription revenue for the fiscal year was $230.4 million, constituting 86% of revenue, representing 11.4% growth over FY 22.
•Gross Profit: GAAP gross profit for the fiscal year was $180.5 million, representing 68% gross margin. Non-GAAP gross profit was $205.2 million, representing 77% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(2.45). Non-GAAP net loss per share was $(0.42).

Overall Business Results:
We believe it is generally agreed today that the market for enterprise AI applications is substantially larger and growing at a much greater growth rate than experts predicted. C3 AI has been at the vanguard of the enterprise AI market for over a decade as that market has developed from its roots in IoT, to unsupervised learning, supervised learning, NLP, deep learning, reinforcement learning, and now generative AI.
The interest in applying AI to business processes is more active than we've ever seen.

C3 AI Applications:
As the enterprise AI market develops, it appears that the bulk of the demand is increasingly for turnkey enterprise AI applications, rather than development tools. An evaluation of our bookings for the past fiscal year indicates that 83% of our bookings were driven by application sales. 17% of our bookings were driven by sales of the C3 AI Platform.

C3 AI delivers over 40 enterprise AI applications today.

We are seeing increasing diversity in the industries we serve. For FY 23, an analysis of our bookings includes:

Oil & Gas	33.8%
Federal, Defense & Aerospace	28.9%
High Tech	13.2%
Energy & utilities	11.4%
Manufacturing	4.2%
Food Processing	2.0%
Chemicals	1.8%
Life sciences	1.5%
Other	3.2%

An important leading indicator of our increasing industry diversity is evidenced by the trial and pilot agreements closed in Q4 FY 23:

Federal, Defense & Aerospace	36.8%
Manufacturing	15.8%
High Tech	10.5%
Oil & Gas	10.5%
Agriculture	5.3%
State and Local	5.3%
Chemicals	5.3%
Energy & utilities	5.3%
Financial Services	5.3%
As a result of increasing market demand for enterprise AI -- and from our adoption of consumption-based pricing -- we are seeing a substantial increase in opportunities and shorter sales cycles.
In the fourth quarter of FY 23, the company closed 43 agreements, including 19 pilots. The number of qualified enterprise opportunities targeted for closure within 12 months in our sales pipeline has increased by more than 100% in the past year. During FY 23, we closed 126 agreements, up from 83 the prior year. The average sales cycle for agreements in Q4 FY 23 was 3.7 months, down from 5 months in Q4 FY 22.
An examination of the composition of our pilot account profile suggests there is significant opportunity for growth as these accounts convert to consumption pricing. Of the 19 pilot accounts signed in Q4 FY 23:

Pilots	Account size in revenue
7	> $100 billion
7	$10 - $100 billion
4	$1 - $10 billion
0	$100 million - $1 billion
1	< $100 million
In FY 23, C3 AI expanded its application footprint at Shell, Koch Industries, U.S. Air Force Rapid Sustainment Office (“RSO”), PwC, Ball, ExxonMobil, Con Edison, Defense Counterintelligence and Security Agency (“DCSA”), Baker Hughes, New York Power Authority, Duke Energy, ATB, Defense Innovation Unit, Roche, Cargill, and Engie, among others.
In FY 23, we established new customer relationships with Department of Defense – Common DoD Artificial Intelligence Office; Daly City, CA; DOW; ExxonMobil; Flex; General Mills; Hexagon; Nucor; O-I; Pantaleon; Riverside County, CA; Stark County, Ohio; Telus; DoD-SOCOM; DoD-TRANSCOM; ESAB, and others. Many of these also expanded their C3 AI engagements during the year.

C3 AI Partner Network
C3 AI's partner ecosystem is increasingly effective at opening new doors, providing prospects the assurance of success, and providing customers with the highest quality service. In FY 23, we closed 71 agreements with and through our partner network including Google Cloud, AWS, Microsoft, Baker Hughes, Booz Allen, and others. C3 AI has grown its qualified 12-month opportunity pipeline with AWS by over 24% in the last quarter, with particular focus on state and local government. With Google Cloud, our joint qualified 12-month opportunity pipeline grew from 25 opportunities at the end of FY 22 to 140 opportunities at the end of FY 23, a 460% increase. We closed 10 new oil & gas accounts in the year with Baker Hughes including ExxonMobil, ADNOC, ENI, and others.

C3 Generative AI:
In Q4 we released the C3 Generative AI solution to the market. It is distinguished from other GPT/LLM solutions in the market in that – leveraging the capabilities of the C3 AI Platform -- it 1) allows enterprises access to all their enterprise data and open source data – ERP, CRM, SCADA, text, PDFs, Excel, PowerPoint, sensor data, open source, etc.; 2) provides traceable, deterministic, consistent answers; 3) enforces corporate information access controls and security protocols, 4) has no risk of LLM-caused data or IP exfiltration; and 5) is hallucination-free.
We rapidly closed three C3 Generative AI application agreements in the quarter with large enterprises, including Georgia Pacific, Flint Hills Resources, and the U.S. Department of Defense Missile Defense Agency (MDA). These applications are expected to be live in Q1 FY 24. We are currently working a substantial pipeline of additional C3 Generative AI opportunities with large corporations. The C3 Generative AI application is now available on both the AWS and Google Cloud marketplaces. It is difficult to estimate the size of the addressable market for these solutions, but it appears extraordinarily large.

C3 AI Federal Momentum:
The U.S. Federal Sector represented 29% of our bookings in FY 23.
The U.S. Air Force selected C3 AI as the System of Record for AI-enabled predictive maintenance. C3 AI’s predictive maintenance solution, Predictive Analytics & Decision Assistant (“PANDA”), has been in production use for several years at the USAF Rapid Sustainment Office (“RSO”). This designation expands C3 AI’s opportunity to all predictive maintenance applications in the U.S. Air Force.

Plan for Profitability
The company continues on-track with its plan for profitability, with the goal of achieving a sustainably non-GAAP profitable business by the end of fiscal year 2024, ending April 30, 2024. Positive results to date, including $16.3 million positive free cash flow from business operations in Q4 FY 23.

CEO Comments:
“As we began the fiscal year on May 1, the company has never been better positioned,” said Thomas M. Siebel, C3 AI CEO. “I believe we now have broad consensus that the addressable market for Enterprise AI is extraordinarily large and rapidly growing; we have nearly 1,000 talented, dedicated employees; the C3 AI Platform is increasingly recognized as the gold-standard in enterprise AI; we have over 40 production enterprise AI applications that offer the market rapid time to value; our C3 Generative AI offerings are being enthusiastically received; our growing market-partner ecosystem provides us extraordinary reach; with our tried, tested, and proven management team, our strong work ethic, and armed with $812 million in cash – we are well positioned to accelerate growth, gain market share, attain sustainable non-GAAP profitability, and establish a market-leading position globally in enterprise AI. FY 2024 will be exciting.”

Financial Outlook:
The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the first quarter of fiscal 2024 and full-year fiscal 2024:

(in millions)	First Quarter Fiscal 2024 Guidance	Full Year Fiscal 2024 Guidance
Total revenue	$70.0 - $72.5	$295.0 - $320.0
Non-GAAP loss from operations	($25.0) - ($30.0)	($50.0) - ($75.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

C3 AI Investor Day – June 22, 2023
C3 AI will be hosting an Investor Day in New York City to provide C3 AI investors a company update, additional information about our product roadmap; product demonstrations; direct access to the C3 AI Executive team; updates on the partner eco-system; C3 Generative AI demonstrations; and additional company developing news. The event will be broadcast to the investor community at large via live webcast.

Conference Call Details

What:	C3 AI Fourth Quarter Fiscal 2023 Financial Results Conference Call
When:	Wednesday, May 31, 2023
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI82803676bd9a45f486a3df9d2260d9a6 (live call)
Webcast:	https://edge.media-server.com/mmc/p/4mip8zax (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our expectations relating to our new consumption-pricing model and the impact to our results of operations, our expectation to be operating profitably on a non-GAAP basis by the end of fiscal 2024, the expected benefits of our offerings, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our limited operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2022, October 31, 2022 and January 31, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended April 30, 2023, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of large AI transformer models for the enterprise.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2023	2022	2023	2022
Revenue
Subscription(1)	$56,866	$56,302	$230,443	$206,916
Professional services(2)	15,544	16,015	36,352	45,843
Total revenue	72,410	72,317	266,795	252,759
Cost of revenue
Subscription(3)	23,872	12,958	78,423	45,838
Professional services	1,036	4,405	7,914	17,875
Total cost of revenue	24,908	17,363	86,337	63,713
Gross profit	47,502	54,954	180,458	189,046
Operating expenses
Sales and marketing(4)	51,701	47,450	183,121	173,584
Research and development	49,681	46,378	210,660	150,544
General and administrative	19,400	17,649	77,170	61,040
Total operating expenses	120,782	111,477	470,951	385,168
Loss from operations	(73,280)	(56,523)	(290,493)	(196,122)
Interest income	8,230	750	21,979	1,827
Other income (expense), net	284	(2,452)	350	3,019
Loss before provision for income taxes	(64,766)	(58,225)	(268,164)	(191,276)
Provision for income taxes	190	195	675	789
Net loss	$(64,956)	$(58,420)	$(268,839)	$(192,065)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.58)	$(0.55)	$(2.45)	$(1.84)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	112,746	105,824	109,851	104,404

(1)    Including related party revenue of $19,568 and $20,465 for the three months ended April 30, 2023 and 2022, respectively, and $75,452 and $60,425 for the fiscal years ended April 30, 2023 and 2022, respectively.
(2)    Including related party revenue of $8,025 and $3,982 for the three months ended April 30, 2023 and 2022, respectively, and $16,774 and $16,872 for the fiscal years ended April 30, 2023 and 2022, respectively.
(3)    Including purchases from related party included in cost of revenue of nil and $190 for the three months ended April 30, 2023 and 2022, respectively, and nil and $578 for the fiscal years ended April 30, 2023 and 2022, respectively.
(4)    Including related party sales and marketing expense of $3,416 and $5,639 for the three months ended April 30, 2023 and 2022, respectively, and $13,962 and $8,229 for the fiscal years ended April 30, 2023 and 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	April 30, 2023	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$284,829	$339,528
Short-term investments	446,155	620,633
Accounts receivable, net of allowance of $359 and $157 as of April 30, 2023 and 2022, respectively(1)	134,586	80,271
Prepaid expenses and other current assets(2)	23,309	20,004
Total current assets	888,879	1,060,436
Property and equipment, net	84,578	14,517
Goodwill	625	625
Long-term investments	81,418	32,086
Other assets, non-current(3)	47,528	63,218
Total assets	$1,103,028	$1,170,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$24,610	$54,218
Accrued compensation and employee benefits	46,513	32,223
Deferred revenue, current(5)	47,846	48,854
Accrued and other current liabilities(6)	17,070	14,874
Total current liabilities	136,039	150,169
Deferred revenue, non-current	4	288
Other long-term liabilities(7)	37,320	30,948
Total liabilities	173,363	181,405
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of April 30, 2023 and 2022, respectively; 110,442,569 and 102,725,041 shares issued and outstanding as of April 30, 2023 and 2022 respectively	110	103
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of April 30, 2023 and 2022, respectively; 3,499,992 and 3,499,992 shares issued and outstanding as of April 30, 2023 and 2022, respectively	3	3
Additional paid-in capital	1,740,174	1,532,917
Accumulated other comprehensive loss	(385)	(2,148)
Accumulated deficit	(810,237)	(541,398)
Total stockholders’ equity	929,665	989,477
Total liabilities and stockholders’ equity	$1,103,028	$1,170,882
(1) Including amounts from a related party of $74,620 and $35,848 as of April 30, 2023 and 2022, respectively.
(2) Including amounts from a related party of $4,983 and $4,862 as of April 30, 2023 and 2022, respectively.
(3) Including amounts from a related party of $11,279 and $16,141 as of April 30, 2023 and 2022, respectively.
(4) Including amounts from a related party of $2,200 and $18,549 as of April 30, 2023 and 2022, respectively.
(5) Including amounts from a related party of $249 and $132 as of April 30, 2023 and 2022, respectively.
(6) Including amounts from a related party of $2,448 and $2,510 as of April 30, 2023 and 2022, respectively.
(7) Including amounts from a related party of nil and $2,448 as of April 30, 2023 and 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended April 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(268,839)	$(192,065)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,088	5,190
Non-cash operating lease cost	6,992	4,185
Stock-based compensation expense	216,542	113,441
Other	(4,309)	1,601
Changes in operating assets and liabilities
Accounts receivable(1)	(54,517)	(14,156)
Prepaid expenses, other current assets and other assets(2)	(576)	(14,578)
Accounts payable(3)	(22,041)	34,481
Accrued compensation and employee benefits	3,193	10,394
Operating lease liabilities	13,641	(3,266)
Other liabilities(4)	(10,573)	(5,604)
Deferred revenue(5)	(1,292)	(26,085)
Net cash used in operating activities	(115,691)	(86,462)
Cash flows from investing activities:
Purchases of property and equipment	(70,518)	(3,791)
Capitalized software development costs	(1,000)	(500)
Purchases of investments	(745,249)	(796,487)
Maturities and sales of investments	876,713	1,117,793
Net cash provided by investing activities	59,946	317,015
Cash flows from financing activities:
Repurchase and retirement of Class A Common stock	—	(15,000)
Payment of deferred offering costs	—	(105)
Proceeds from exercise of Class A common stock options	4,468	20,816
Proceeds from issuance of Class A common stock under employee stock purchase plan	3,093	—
Taxes paid related to net share settlement of equity awards	(6,940)	—
Net cash provided by financing activities	621	5,711
Net (decrease) increase in cash, cash equivalents and restricted cash	(55,124)	236,264
Cash, cash equivalents and restricted cash at beginning of period	352,519	116,255
Cash, cash equivalents and restricted cash at end of period	$297,395	$352,519
Cash and cash equivalents	$284,829	$339,528
Restricted cash included in prepaid expenses and other current assets	—	425
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$297,395	$352,519
Supplemental disclosure of cash flow information—cash paid for income taxes	$578	$939
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$13,814	$9,261
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$(5,589)	$26,529
Right-of-use assets obtained in exchange for lease obligations arising from lease modifications	$3,093	$1,572
Receivable from exercise of stock options included in prepaid expenses, other current assets and other assets	$61	$29
Unpaid liabilities related to intangible purchases	$1,500	$2,500
Vesting of early exercised stock options	$1,006	$2,746
(1)Including changes in related party balances of $38,772 and $20,668 for the fiscal years ended April 30, 2023 and 2022, respectively.
(2)Including changes in related party balances of $(4,741) and $12,739 for the fiscal years ended April 30, 2023 and 2022, respectively.
(3)Including changes in related party balances of $(16,349) and $18,493 for the fiscal years ended April 30, 2023 and 2022, respectively.
(4)Including changes in related party balances of $(2,510) and $(3,350) for the fiscal years ended April 30, 2023 and 2022, respectively.
(5)Including changes in related party balances of $117 and $(7,565) for the fiscal years ended April 30, 2023 and 2022, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2023	2022	2023		2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$47,502	$54,954	$180,458		$189,046
Stock-based compensation expense (1)	5,972	3,533	23,637		11,348
Employer payroll tax expense related to employee stock-based compensation (2)	377	41	1,150		114
Gross profit on a non-GAAP basis	$53,851	$58,528	$205,245		$200,508

Gross margin on a GAAP basis	66%	76%	68%		75%
Gross margin on a non-GAAP basis	74%	81%	77%		79%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(73,280)	$(56,523)	$(290,493)	—	$(196,122)
Stock-based compensation expense (1)	48,068	35,628	216,542		113,441
Employer payroll tax expense related to employee stock-based compensation (2)	1,669	178	5,877		1,972
Loss from operations on a non-GAAP basis	$(23,543)	$(20,717)	$(68,074)		$(80,709)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(64,956)	$(58,420)	$(268,839)		$(192,065)
Stock-based compensation expense (1)	48,068	35,628	216,542		113,441
Employer payroll tax expense related to employee stock-based compensation (2)	1,669	178	5,877		1,972
Net loss on a non-GAAP basis	$(15,219)	$(22,614)	$(46,420)		$(76,652)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.58)	$(0.55)	$(2.45)		$(1.84)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.21)	$(0.42)		$(0.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	112,746	105,824	109,851		104,404

(1)Starting fiscal year 2023, the Company records stock-based compensation associated with the Company’s annual bonus program that will be settled by shares of restricted common stock. Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2023	2022	2023		2022
Cost of subscription	$5,663	$2,814	$21,417		$8,638
Cost of professional services	309	719	2,220	—	2,710
Sales and marketing	17,214	11,804	71,389	—	40,344
Research and development	17,449	13,340	90,217	—	39,200
General and administrative	7,433	6,951	31,299	—	22,549
Total stock-based compensation expense	$48,068	$35,628	$216,542		$113,441

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2023	2022	2023	2022
Cost of subscription	$357	$35	$1,003	$42
Cost of professional services	20	6	147	72
Sales and marketing	604	42	1,767	760
Research and development	576	72	2,523	509
General and administrative	112	23	437	589
Total employer payroll tax expense	$1,669	$178	$5,877	$1,972

Reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities for the periods presented:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$27,054	$(13,162)	$(115,691)	$(86,462)
Less:
Purchases of property and equipment	(10,751)	(1,608)	(70,518)	(3,791)
Capitalized software development costs	—	—	(1,000)	(500)
Free cash flow	$16,303	$(14,770)	$(187,209)	$(90,753)